Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE	CONTACT:	BRIEN M. CHASE, CFO
AUGUST 27, 2014		304-525-1600

PREMIER FINANCIAL BANCORP, INC.
ANNOUNCES $7.0 MILLION REDEMPTION
OF SERIES A PREFERRED STOCK

PREMIER FINANCIAL BANCORP, INC. (PREMIER), HUNTINGTON, WEST VIRGINIA (NASDAQ/GMS-PFBI) a $1.3 billion community bank holding company with two bank subsidiaries announced today a plan to redeem 7,000 shares of its Series A Preferred Stock ($1,000 per share liquidation preference) outstanding by the end of September 2014.  The Series A Preferred Stock was issued in October 2009 as part of the Troubled Asset Relief Program – Capital Purchase Program (TARP) of the U.S. Treasury.  In August 2012, Premier repurchased 10,252 of the 22,252 originally issued shares, leaving 12,000 shares outstanding.  Premier applied for and received regulatory consent to redeem an additional 7,000 shares.  The board has set a redemption date of September 26, 2014, giving shareholders the required 30 day advance notice for the redemption.  On that date, Series A shareholders will be entitled to a pro rata portion of the $7,000,000 total redemption value plus accrued dividends from August 15, 2014 through September 25, 2014 at 5.00% per annum.  After the redemption date, 5,000 of Premier’s Series A Preferred stock will remain outstanding.

Certain Statements contained in this news release, including without limitation, statements including the word “believes,” “anticipates,” “intends,” “expects” or words of similar import, constitute “forward-looking statements” within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from any future results, performance or achievements of Premier expressed or implied by such forward-looking statements.  Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this press release.  Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.  Premier disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.